UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule  14d-2(b)  under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 8, 2005, Monster Worldwide, Inc. (the “Company”) entered into an Employment Letter (the “Pogorzelski Employment Letter”) with Steven Pogorzelski, appointing him to the position of Global President – International of the Company, effective as of September 12, 2005.  Mr. Pogorzelski was previously the President of the Company’s Monster Division – North America.  A copy of the Pogorzelski Employment Letter is attached hereto as Exhibit 10.1.   Pursuant to the Pogorzelski Employment Letter, Mr. Pogorzelski shall receive (i) a base salary of $500,000, (ii) the opportunity to earn annual performance based bonuses, and (iii) a grant of 65,040 restricted shares.  Mr. Pogorzelski has agreed not to compete with the Company for one year after the termination of his employment with the Company.

On September 8, 2005, the Company entered into an Employment Letter (the “Klinger Employment Letter”) with Douglas E. Klinger, appointing him to the position of President of the Company’s Monster Division – North America, effective as of September 12, 2005.  A copy of the Klinger Employment Letter is attached hereto as Exhibit 10.2.  Pursuant to the Klinger Employment Letter, Mr. Klinger shall receive (i) a base salary of $450,000, (ii) the opportunity to earn annual performance based bonuses, provided that his bonus for the year ending 2005 shall not be less than $100,000, (iii) relocation expenses from New Hartford, Connecticut to the Maynard, Massachusetts area and (iv) a grant of an option to purchase 75,000 shares of the Company’s common stock.  Mr. Klinger has agreed not to compete with the business of the Company’s Monster division in North America for one year after the termination of his employment with the Company.

A copy of the Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1.

In addition, on September 8, 2005, the Compensation Committee of the Company’s Board of Directors authorized the Company to enter into amendments of the employment letters or agreements with each of Andrew J. McKelvey, William Pastore, Paul Camara, Charles Baker, John Mclaughlin, Myron Olesnyckyj, Brian Farrey and Peter Dolphin (each an “Executive”). A copy of the amendments between the Company and each Executive are attached hereto as Exhibits 10.3 through 10.10.  The amendments provide, among other things, that if after a change in control of the Company, the Executive is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), because of payments made under his employment letter or agreement and any benefit received under any other agreement, including the value of accelerated vesting of stock options (referred to collectively as “Change in Control Payments”), the Company must pay the Executive the amount necessary to place him in the same after-tax position (i.e., after the payment of federal income tax and the Excise Tax) as he would have been in if the Change in Control Payments were not subject to the Excise Tax.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of Businesses Acquired.

Not Applicable.

(b)                                 Pro Forma Financial Information.

Not Applicable.

(c)                                  Exhibits.

10.1	Employment Letter, dated September 8, 2005, by and between the Company and Steven Pogorzelski.

10.2	Employment Letter, dated September 8, 2005, by and between the Company and Douglas E. Klinger.

10.3	Amendment to employment letter, dated September 8, 2005, by and between the Company and Andrew J. McKelvey.

10.4	Amendment to employment letter, dated September 8, 2005, by and between the Company and William Pastore.

10.5	Amendment to employment letter, dated September 8, 2005, by and between the Company and Paul Camara.

10.6	Amendment to employment letter, dated September 8, 2005, by and between the Company and Charles Baker.

10.7	Amendment to employment letter, dated September 8, 2005, by and between the Company and John Mclaughlin.

10.8	Amendment to employment letter, dated September 8, 2005, by and between the Company and Myron Olesnyckyj.

10.9	Amendment to employment letter, dated September 8, 2005, by and between the Company and Brian Farrey.

10.10	Amendment to employment letter, dated September 8, 2005, by and between the Company and Peter Dolphin.

99.1	Press release issued by the Company on September 12, 2005.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President – General Counsel

Dated: September 14, 2005